UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 30, 2003

AMERICAN WATER STAR, INC

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

000-22785 (Commission File Number)	87-0636498 (I.R.S. Employer Identification No.)

4560 S. Decatur, Suite 301, Las Vegas, Nevada (Address of principal executive offices)	89103 (Zip Code)

 (702) 740-7036

(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report.)

Item 4.  Changes in Registrant's Certifying Accountant.

On September 30, 2003, the Company engaged the firm of Kelly & Company, of Costa Mesa, California, as independent accountants for the Company.  During the Registrant’s two most recent fiscal years or any subsequent interim period prior to engaging Kelly, the Registrant did not consult with Kelly regarding any accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B.

Item 7.  Financial Statements or Exhibits.

c.  Exhibits.

99.1

Press release dated October 6, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

AMERICAN WATER STAR, INC.

Date:

October 6, 2003

By:

/s/ ROGER MOHLMAN

Roger Mohlman

President, Chief Executive Officer,

and Chief Financial Officer